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                           SYNERGISTIC HOLDINGS CORP.


                            ------------------------
                           CERTIFICATE OF DESIGNATION
                                       OF
                    8.5% SERIES A CONVERTIBLE PREFERRED ST0CK
                            SETTING FORTH THE POWERS,
                      PREFERENCES, RIGHTS, QUALIFICATIONS,
                         LIMITATIONS AND RESTRICTIONS OF
                         SUCH SERIES OF PREFERRED STOCK

                            ------------------------

         Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Synergistic Holdings Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY
CERTIFY:

         That pursuant to the authority of Directors of the Board of Directors of the Corporation by of Article IV of the Certificate of Incorporation of the Corporation (the Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the corporation adopted the following resolution creating a series of preferred stock designated as 8.5% Series A Convertible Preferred Stock.

         RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation, a series of the class of authorized Preferred Stock, liquidation preference $100 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

    Section 1. Designation, Number and Rank. (a) The shares of such series shall be designated "8.5% Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares initially constituting the Series A Preferred Stock shall be 20,000, par value $.01 per share, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not



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be decreased below the number of then outstanding shares of Series A Preferred
Stock.

         (b) The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to the common stock, par value $. 01 per share, of the Corporation (the "Common Stock") and any other issue of preferred stock.

    Section 2. Dividends and Distributions. (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation shall be entitled to receive, out of the assets of the Corporation legally available therefor, cumulative cash dividends of $8.50 per annum per share, payable semi-annually in payments of $4.25, subject to appropriate adjustment in the event of any stock split, or reverse stock split. Dividends shall be payable semi-annually, in arrears, on the last business day of October and April in each year, commencing October 1996.

         (b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the data of issuance, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared hereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

         (c) No dividends or other distributions shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of any shares of Common Stock unless and until all accrued and unpaid dividends on the Series A Preferred Stock, including the full dividend for the then-current semi-annual dividend period, shall have been paid or declared and set apart for payment.

         (d) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein,

    Section 3. Voting Rights. The holders of shares of Series A Preferred Stock are not entitled to vote on any matters brought before the stockholders of the Corporation.


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    Section 4. Redemption at the Option of the Corporation.

         (a) Provided the Corporation has not received a notice of conversion pursuant to Section 7 hereof, the Corporation may at any time after the date of issuance, at the option of the Board of Directors, redeem in whole or in part the Series A Preferred Stock by paying in cash therefor a sum equal to $100 per share, together with any accrued and unpaid dividends thereon (the "Redemption Price"). At least, fifteen (15) but no more than thirty (30) days prior to the Redemption Date (as hereinafter defined) set forth. therein, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the date of such redemption (the "Redemption Date"), the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Any redemption effected pursuant to this Section 4 shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by them. Each holder of Series A Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

         (b) From and after the applicable Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) or referred to in Section 4 (a) as the case may be, shall cease with respect to such shares.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation, and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, liquidation


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preference $100 share, of the Corporation and may be reissued as part of another series of Preferred Stock, liquidation preference $100 per share, of the Corporation, subject to the conditions or restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up.

         (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 150 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Common Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 with respect to each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares.

         (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 6.

     Section 7. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. On the Conversion Date (as hereinafter defined) each share of Series A Preferred Stock, if not redeemed by the Corporation, is convertible into that number of shares of Common Stock which has an aggregate "value" equal to twice the liquidation preference of the Series A Preferred Stock being converted. For purposes of calculating the conversion rate, the aggregate "value" of the common stock shall be deemed

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to be the average closing bid price of the Common Stock as reported on Nasdaq
(or such other exchange on which the Common stock is traded) for the ten (10) day trading period immediately preceding the date on which the notice of conversion is tendered to the Corporation; provided, however, in no event shall the conversion rate of the Common Stock, for purposes of calculating the number of shares of Common Stock into which the Series Preferred Stock is convertible, be less than $.50 per share

         (b) Conversion Date: For purposes of Section 7 hereof, "Conversion Date" shall mean: any time after (a) July 31, 1998 if the Corporation's public warrants (or successor securities issued by the Corporation) are registered pursuant to a Registration Statement that is declared effective by the SEC on or before December 31, 1996 or (b) December 31, 1996 if the Registration Statement is not declared effective by the SEC by December 31, 1996.

         (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practible thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

         (d) In case any shares of Series A Preferred Stock are to be redeemed pursuant to Section 4, such right of conversion shall cease and terminate as to the shares of Series A Preferred Stock to be redeemed at the close of business on the business day next preceding the date fixed for redemption unless the Corporation shall default in the payment of the Redemption Price.

         (e) Upon conversion, the holder of shares of Series A Preferred Stock shall be entitled to receive, in cash, any accrued and unpaid dividends on the shares of Series A Preferred Stock surrendered for conversion to the date of such conversion.

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         (f) Once the Corporation has received the written notice of the holder of the election to convert, the right of the Corporation to redeem such shares of Series A Preferred Stock shall terminate.

         (g) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock.

     Section 8 Protective Provision. In addition to any other class vote that may be required by law, the Corporation shall not, without obtaining approval (by vote or written consent, as provided by law) of the holders of more than 50% of the outstanding Series A Preferred Shares voting separately, create any new class or series of shares having preferences over or being on parity with the Series A Preferred Shares as to dividends or assets, or authorize or issue shares of stock of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase any shares of stock of the Corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Shares.

     Section 9 Certain Covenants. Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.








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     IN WITNESS WHEREOF, a duly authorized officer of the corporation has caused this Certificate to be duly executed on this day __ of September, 1996.





                                                   SYNERGISTIC HOLDINGS CORP.


                                                  By: /s/ T. Marshall Swartwood
                                                      -------------------------
                                                  Name: T. Marshall Swartwood
                                                  Title: Chairman of the
                                                         Board of Directors
Attests


By:
   --------------------------
   Name: Thomas M. Swartwood
   Title: Secretary



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